Exhibit 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

     This Second Amendment to Credit Agreement (this "Second Amendment") is made as of the 31st day of May, 2007 by and among

     PIER 1 IMPORTS (U.S.), INC. (in such capacity, the "Borrower"), a Delaware corporation with its principal executive offices at 100 Pier 1 Place, Fort Worth, Texas 76102; and

     BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the "Administrative Agent") for its own benefit and the benefit of the other Credit Parties; and

     BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as collateral agent (in such capacity, the "Collateral Agent") for its own benefit and the benefit of the other Credit Parties;

     The LENDERS party hereto;

     WELLS FARGO RETAIL FINANCE, LLC, a, a Delaware limited liability company with offices at One Boston Place - 19th Floor, Boston, Massachusetts 02109, as Syndication Agent; and

     JPMORGAN CHASE BANK, N.A., a national banking association with offices at 2200 Ross Avenue, 6th Floor, Dallas, Texas 75201, as Documentation Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Borrower, Pier 1 Kids, Inc., the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank entered into a Credit Agreement dated as of November 22, 2005, as amended as of July 28, 2006 (as amended, modified, supplemented, restated or otherwise modified and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, Pier 1 Kids, Inc. has merged with and into the Borrower; and

     WHEREAS, the parties desire to amend the terms and conditions of the Credit Amendment as set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

     (a) The definition of "Applicable Margin" is hereby deleted in its entirety and the following substituted in its stead:

     "Applicable Margin" means:

          (a) From and after the Second Amendment Effective Date until the first Adjustment Date after the Second Amendment Effective Date, the percentages set forth in Level III of the Pricing Grid below; and

          (b) On the first day of each January, April, July and October of each year (each, an "Adjustment Date"), commencing July 1, 2007, the Applicable Margin shall be determined from such Pricing Grid based upon Average Daily Availability for the most recently ended three month period immediately preceding such Adjustment Date; provided that, upon the occurrence of an Event of Default, upon written notice from the Administrative Agent, the Applicable Margin shall be immediately increased to that set forth in Level I (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate.

     --------------------- ----------------------------------
     Level  Average Daily  LIBO Applicable     Prime Rate
            Availability       Margin       Applicable Margin
     --------------------- ----------------------------------
     I      Less than or   1.50%            0%
              equal to
            $85,000,000
     --------------------- ----------------------------------
     II     Greater than   1.25%            0%
            $85,000,000
            but less than
            or equal to
            $160,000,000
     --------------------- ----------------------------------
     III    Greater than   1.00%            0%
            $160,000,000
            but less than
            or equal to
            $245,000,000
     --------------------- ----------------------------------
     IV     Greater than   0.75%            0%
            $245,000,000
     --------------------- ----------------------------------

     (b) The definition of "Borrowing Base" is hereby deleted in its entirety and the following substituted in its stead:

     "Borrowing Base" means, at any time of calculation, an amount equal to:

          (i) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

     plus
     ----

          (ii) (A) until the provisions of clause (B) become effective, the Cost of Eligible Inventory, net of Inventory Reserves multiplied by the Inventory Advance Rate; and (B) upon the completion of the appraisal described in the final sentence of Section 5.08(b), from and after the delivery of the Borrowing Base Certificate in August, 2007, Appraised Inventory Value of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage;

     plus
     ----

          (iii) the Private Label Credit Card Advance Rate multiplied by the Appraisal Value of Eligible Private Label Receivables;

     plus
     ----

          (iv) the lesser of (A) the FMV of Eligible Real Estate multiplied by the Real Estate Advance Rate; or (B) that amount which is not more than 25% of the aggregate amounts then available under clauses (i) through (iv) of this definition;

     minus
     -----

          (v) the then amount of all Availability Reserves and Realty Reserves.

     (c) The definition of "Issuing Banks" is hereby deleted in its entirety and the following substituted in its stead:

     "Issuing Banks" means, individually and collectively, in its capacity as an issuer of Letters of Credit hereunder, any Lender (or any Person who was a Lender (or an Affiliate of such Lender at such time) at the time of issuance of the Letter of Credit). Any Lender, as Issuing Bank, may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate

     (d) The definition of "Letter of Credit" is hereby deleted in its entirety and the following substituted in its stead:

     "Letter of Credit" means a letter of credit that is issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower, constituting either a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and in form reasonably satisfactory to the Issuing Bank, provided that any Letter of Credit issued by a Person who was a Lender (or an Affiliate of such Lender at such time) at the time of issuance of a Letter of Credit, but is no longer a Lender, shall be deemed a Letter of Credit hereunder (other than for purposes of Sections 2.19(c) and (d)) only until (i) such Letter of Credit has expired without being drawn, been returned undrawn, or has been otherwise terminated, or (ii) the amounts available thereunder have been drawn and such Person has received reimbursement for such drawing. Letters of Credit may permit payment by presentation of either a sight draft or a time draft (not to exceed 90 days) as selected by the Borrower. Without limiting the foregoing, all Existing Letters of Credit shall be deemed to have been issued hereunder. All Banker's Acceptances and all Existing Letters of Credit shall for all purposes be deemed to be, and shall be subject to all provisions relating to, "Letters of Credit" hereunder.

     (e) The definition of "Maturity Date" is hereby deleted in its entirety and the following substituted in its stead:

     "Maturity Date" means May 31, 2012.

     (f) The definitions of "Lead Borrower" and "Borrowers" are hereby deleted in their entirety and the following substituted in their stead:

     "Borrower" means Pier 1 Imports, (U.S.), Inc. All references in this Agreement to "Lead Borrower" or to "Borrowers" shall mean and refer to the Borrower.

     (g) The definition of "Permitted Dispositions" is hereby amended as follows:

          (i) by deleting clause (b) thereof in its entirety and substituting the following in its stead:

               (b) in addition to Dispositions of Inventory  described in clause
          (f) of this definition, bulk sales or other dispositions of the Borrowers' Inventory not in the ordinary course of business in an amount not to exceed (i) in any Fiscal Year of the Parent and its Subsidiaries, 10% of the Cost of the Borrowers' Eligible Inventory as of the first day of such Fiscal Year, and (ii) in the aggregate from and after the Second Amendment Effective Date, 25% of the Cost of the Borrowers' Inventory as of the end of the fiscal month immediately preceding the Second Amendment Effective Date, provided that all sales of Inventory in connection with stores that are closed within any twelve month period (other than those stores listed on Schedule 1.11 hereof) which are in the aggregate in excess of 10% of the stores operated as of the Second Amendment Effective Date shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent;

          (ii) by deleting clause (e) thereof in its entirety and substituting the following in its stead:

          (e) (i) sales, sale-leaseback transactions and dispositions of assets of Real Estate included in the Borrowing Base as long as (A) no Default or Event of Default then exists or would arise therefrom, and
          (B) the Borrower has furnished the Administrative Agent with projections for the 180 day period after such sale or disposition, reasonably satisfactory to the Administrative Agent, demonstrating that Availability is projected on a pro forma basis to be at all times at least 30% of the Borrowing Base; (ii) any other sales or sale-leaseback transactions and dispositions of any real property owned by any of the Loan Parties (other than Real Estate included in the Borrowing Base, as to which clause (e)(i) of this definition shall apply), and (iii) as long as no Default or Event of Default then exists or would arise therefrom, sales, leases and dispositions of any oil, gas and other minerals on, in or under any Real Estate;

     (iii) by relettering clause (f) as clause (g) and adding the following new clause (f):

          (f) Dispositions of Inventory in an amount not to exceed $32,500,000 at Cost and more particularly described in Schedule 1.10 hereof.

     (h) The following new definitions are hereby inserted into the Credit Agreement in appropriate alphabetical order:

          (i) "Appraisal Percentage" means 90%.

          (ii) "Appraised Inventory Value" means the net appraised liquidation value (which is expressed as a percentage) of the Borrower's Eligible Inventory as set forth in the Borrower's inventory stock ledger as determined from time to time by an independent appraiser reasonably satisfactory to the Administrative Agent.

          (iii) "Banker's Acceptance" means a time draft or bill of exchange (in each case, payable not more than 90 days duration from acceptance) relating to a Commercial Letter of Credit which has been accepted by an Issuing Bank.

          (iv) "Convertible Notes" means the 6.375% convertible senior notes due 2036 issued by Pier 1 Imports, Inc. in February 2006.

          (v) "Deed of Trust" means the Deeds of Trust, Security Agreements and Assignments executed by the Loan Party owning the Real Estate encumbered thereby for the benefit of the Collateral Agent and the Credit Parties.

          (vi) "Eligible Real Estate" means Real Estate acceptable to the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, and without limiting the foregoing, satisfies each of the following conditions:

          a) a Loan Party owns fee title thereto and is occupied by a Loan Party and/or a lessee of a Loan Party;

          b) the applicable Loan Party has executed and delivered to the Collateral Agent such Deeds of Trust and other security documents as the Collateral Agent may reasonably request;

          c) the applicable Loan Party shall have delivered to the Collateral Agent a Title Insurance Policy issued by the Title Company, environmental studies, and other real estate items, as reasonably required by, and reasonably satisfactory to, the Collateral Agent, including, but not limited to, those items required by FIRREA;

          d) the Collateral Agent has a perfected first-priority lien in such Real Estate for the benefit of the Credit Parties;

          e) such Real Estate has been appraised by a third party appraiser reasonably acceptable to the Administrative Agent;

          f) such Real Estate is free and clear of any Lien other than Liens set forth in the Title Insurance Policy furnished for such Real Estate; and

          g) as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Deed of Trust relating to such property, unless the Administrative Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate.

          (vii) "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the rules and regulations adopted pursuant thereto.

          (viii) "FMV" means, as to any Eligible Real Estate, the fair market value of such Eligible Real Estate determined in accordance with an independent appraisal reasonably acceptable to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6) months.

          (ix) "Real Estate Advance Rate": means 50%.

          (x) "Realty Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) reserves for (i) environmental remediation, (ii) municipal taxes and assessments having priority over the Lien of the Collateral Agent, (iii) major repairs not covered by insurance, and (iv) remediation of title defects.

          (xi) "Second Amendment Effective Date" means May 31, 2007.

          (xii) `Title Insurance Company" means Chicago Title Insurance Company or such other company as the Agents and the Borrower may agree.

          (xiii) "Title Insurance Policy" means, in relation to each parcel of Real Estate subject to a Deed of Trust, an ALTA standard form (or if the Real Estate is not in a state that issues ATLA policies, in the equivalent standard form for such state) title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agents may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agents (not exceeding $65 million) insuring the priority of the Deed of Trust of such Real Estate and that one of the Loan Parties holds marketable (or in Texas, indefeasible) fee simple or leasehold title to such Real Estate, subject only to the encumbrances permitted by such Deed of Trust and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Deed of Trust), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agents in their reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agents in their reasonable discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, and (f) doing business endorsement.

3. Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:

     (a) The  provisions of Section  2.01(a)(ii)  are hereby amended by deleting
the  number  "$200,000,000"   appearing  therein  and  substituting  the  number
"$250,000,000" in its stead.

     (b) The provisions of Section 2.02(b) are hereby amended by deleting the word "and" at the end of clause (v), renumbering clause (vi) as clause (vii) and inserting the following new clause (vi):

     (vi) The Borrowers and the Administrative Agent shall have agreed on an amendment to the "Average Daily Availability" levels in Pricing Grid included in the definition of "Applicable Margin" to reflect the increased Commitments.

     (c) The provisions of Section 2.13(a) are hereby amended by deleting the number "$200,000,000" appearing in clause (i) of the first proviso thereto and substituting the number "$250,000,000" in its stead.

4. Amendments to Article V. The provisions of Article V of the Credit Agreement are hereby amended as follows:

     (a) Section 5.01 is hereby amended by deleting the word "and" at the end of clause (i), relettering clause (j) as clause (k) and inserting the following new clause (j):

     (j) as soon as available, but in any event at least 30 days after the end of each Fiscal Year of the Parent, forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent, of (i) the forecasted consolidated balance sheets of the Parent and its Subsidiaries as of the end of the immediately following Fiscal Year, (ii) the forecasted consolidated statements of income or operations and consolidated cash forecasts on a quarterly basis, and (iii) Availability on a monthly basis, in each case, for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs).

     (b) Section 5.08(b) is hereby amended as follows:

          (i) By deleting the words "after the occurrence and during the continuance of a Cash Dominion Event" at the beginning of clause (y) thereto.

          (ii) By adding the following new sentence at the end of such section:

          In any event, and without limiting the foregoing, the Borrower shall permit the Administrative Agent to undertake and complete, at the Borrower's expense, an appraisal of the Borrower's Inventory on or before July 31, 2007. Further, the Administrative Agent may undertake one (1) appraisal of any Real Estate included in the Borrowing Base in each calendar year at the expense of the Loan Parties (provided that the Administrative Agent may, in its reasonable discretion, if any Event of Default exists, cause additional Real Estate appraisals to be undertaken as the Administrative Agent reasonably determines (each, at the expense of the Loan Parties)).

     (c) Section 5.11 is hereby amended by deleting the final sentence thereof and substituting the following in its stead:

          No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X, or (ii) for the purchase, repayment, redemption, retirement, acquisition, cancellation or termination of the Convertible Notes.

     5. Amendment to Article VI. The provisions of Section 6.10 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

          If Availability is at any time in less than or equal to ten percent (10%) of the Revolving Credit Ceiling, the Borrower shall not permit the Fixed Charge Coverage Ratio, calculated on a trailing twelve (12) month basis, to be less than 1.10: 1.00. Such Fixed Charge Coverage Ratio shall be first tested as of the Fiscal Month ending immediately prior to the date that Availability is first less than or equal to ten percent (10%) of the Revolving Credit Ceiling, and shall continue to be tested monthly until Availability has exceeded ten percent (10%) of the Revolving Credit Ceiling on each day for two (2) consecutive Fiscal Months. To the extent that the Fixed Charge Coverage Ratio is being tested in accordance herewith, within fifteen (15) days after the end of each Fiscal Month of the Parent, the Lead Borrower shall furnish the Administrative Agent with Consolidated balance sheets, Consolidated statements of operations, and cash flows of the Parent, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year.

     6. Amendment to Article IX. The provisions of Article IX of the Credit Agreement are hereby amended as follows:

     (a) The provisions of Section 9.01 are hereby amended to delete the address appearing in clause (b) thereof and substitute the address 100 Federal Street, Boston, Massachusetts 02110 in its stead.

     (b) The provisions of Section 9.02(b)(ii) are hereby amended by adding the following at the end thereof:

          provided that the foregoing shall not limit the rights of the Administrative Agent to amend the Pricing Grid in accordance with
          Section 2.02(b)(vi) hereof;

     (c) The provisions of Section 9.04(b) are hereby amended by adding the following at the end of the first proviso thereto:

          provided further that no such consent of the Lead Borrower shall be required in connection with the assignment of up to $50,000,000 of the Commitments of Bank of America, N.A. after the Second Amendment Effective Date;

     (d) The  following  new  Section  9.19 is  hereby  inserted  in the  Credit
Agreement:

          SECTION 9.19 Real Estate Release. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Administrative Agent and Lenders shall release all Liens on any Real Estate that is Collateral upon request by Borrower (a) in connection with a Permitted Disposition described in clauses (e)(i) or (e)(ii) of the definition of such term, (b) the Obligations have been paid in full and the Commitments have terminated, or (c) if no Default or Event of Default then exists or would arise therefrom and the Borrower has furnished the Administrative Agent with projections for the 180 day period after such release, reasonably satisfactory to the Administrative Agent, demonstrating that Availability is projected on a pro forma basis to be at all times at least 30% of the Borrowing Base.

     7. Amendment to Schedules. The Schedules are hereby amended by

     (a) deleting Schedule 1.1 and substituting a new Schedule 1.1 in the form annexed hereto in its stead.

     (b) adding new Schedules 1.10 and 1.11 in the form annexed hereto.

     8. Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

     (a) This Second Amendment shall have been duly executed and delivered by the Borrowers, the Facility Guarantors, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

     (b) All necessary consents and approvals to this Second Amendment shall have been obtained.

     (c) The Agents shall have received legal opinions from counsel to the Borrower reasonably satisfactory in form and substance to the Agents.

     (d) The Borrowers shall have paid to the Administrative Agent, (i) for the benefit of the Lenders, an amendment fee in the amount of $406,250, and (ii) those fees described in an Amendment Fee Letter of even date herewith.

     (e) The Agents shall have completed of due diligence, including real estate title examinations by Rattikin Title Company or such other company as the Agent and the Borrower may agree), real estate appraisals, and Phase I environmental site assessments from Benchmark Environmental (or such other company as the Agent and the Borrower may agree), the results of which shall be reasonably satisfactory to the Agents.

     (f) The Agents shall have filed all deeds of trust and shall have given all such notices as may be necessary for the Agents to perfect their liens in the Real Estate included in the Borrowing Base for itself and for the benefit of the Lenders and to assure its first priority status therein.

     (g) Any other information (financial or otherwise) reasonably requested by the Agents shall have been received by, and shall be in form and substance reasonably satisfactory to the Agents. Without limiting the foregoing, the Agents shall have received a satisfactory Title Insurance Policy from the Title Insurance Company insuring the Agents' interest in the Real Estate included in the Borrowing Base containing such endorsements as the Agents may reasonably require.

     (h) No material misstatements in or omissions from the materials previously furnished to the Agents for its review. The Agents must be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Borrower and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Borrower since the date of the most recent financial information delivered to the Agents.

     (i) There shall not exist any litigation or other proceeding the result of which could reasonably be expected to have a material adverse effect on the Borrower.

     (j) The absence of any default of any material contract or agreement of the Borrower or any of its Subsidiaries

     (k) No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this Second Amendment.

     9. Miscellaneous.

     (a) Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained, other than representations and warranties that relate solely to an earlier date.

     (b) The Loan Parties hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Agents or any Lender or the Issuing Bank, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if the Loan Parties now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender or the Issuing Bank, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE the Agents and each Lender and the Issuing Bank, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

     (c) The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Second Amendment, including, without limitation, all reasonable attorneys' fees (which attorneys' fees, exclusive of out-of-pocket expenses, shall not exceed $25,000).

     (d) This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

     (e) NOTICE OF INDEMNIFICATION: THE BORROWER AND FACILITY GUARANTORS HEREBY ACKNOWLEDGE AND AGREE THAT THE CREDIT AGREEMENT AND THE SECURITY DOCUMENTS CONTAIN CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 9.03 OF THE CREDIT AGREEMENT AND SUBPARAGRAPHS 6(c) AND 26(b) OF THE DEED OF TRUST, WHICH IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION OF THE AGENTS AND THE CREDIT PARTIES FROM CLAIMS OR LOSSES ARISING AS A RESULT OF THE AGENTS' AND THE CREDIT PARTIES' OWN NEGLIGENCE OR ON ACCOUNT OF CLAIMS OF STRICT LIABILITY.

     (f) This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

     (g) By executing this Second Amendment, the undersigned Facility Guarantors hereby consent to the Second Amendment to Credit Agreement and acknowledge that their Guarantee remains in full force and effect.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

     BORROWERS:


                              PIER 1 IMPORTS (U.S.), INC.


                              By:___________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President and CFO


                              FACILITY GUARANTORS:

                              PIER 1 IMPORTS, INC.


                              By:____________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President, CFO and Treasurer


                              PIER 1 ASSETS, INC.


                              By:____________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President, CFO and Treasurer

                              PIER 1 LICENSING, INC.


                              By:____________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President and CFO

                              PIER 1 HOLDINGS, INC.


                              By:____________________________________
                              Name: Charles H. Turner
                              Title:  Executive Vice President and CFO


                              PIER 1 SERVICES COMPANY, a Delaware
                              statutory trust

                              By: Pier 1 Holdings, Inc., Managing Trustee


                              By:_________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President and CFO


                              PIER 1 VALUE SERVICES, LLC

                              By: Pier 1 Imports (U.S.), Inc., its sole member
                                  and manager


                              By:____________________________________
                              Name: Charles H. Turner
                              Title: Executive Vice President and CFO

                              BANK OF AMERICA, N.A.
                              As Administrative Agent, as Collateral Agent, as Swingline Lender, and as Lender


                              By:____________________________________
                                  Name: Stephen J. Garvin
                                  Title: Managing Director

                                  Address:
                                  40 Broad Street, 10th Floor
                                  Boston, Massachusetts 02109
                                  Attn: Stephen J. Garvin
                                  Telephone: (617) 434-9399
                                  Telecopy: (617) 434-4339

                              WELLS FARGO RETAIL
                              FINANCE, LLC,
                              As Syndication Agent and as Lender


                              By:_________________________________
                              Name:______________________________
                              Title:_______________________________
                              Address: One Boston Place, 18th fl Boston MA 02108
                              Telephone:
                              Telecopy:


                              JPMORGAN CHASE BANK, N.A.,
                              As Documentation Agent and as Lender


                              By:_________________________________
                              Name:______________________________
                              Title:_______________________________
                              Address:
                              Telephone:
                              Telecopy:

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              As Lender


                              By:_________________________________
                              Name:______________________________
                              Title:_______________________________
                              Address:
                              Telephone:
                              Telecopy:


                              SUNTRUST BANK,
                              As Lender


                              By:_________________________________
                              Name:______________________________
                              Title:_______________________________
                              Address:
                              Telephone:
                              Telecopy: